                                           REGISTRATION NO. _______________
===========================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 _________

                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           FIRSTBANK CORPORATION
          (Exact Name of Registrant as Specified in Its Charter)

               Michigan                               38-2633910
       (State of Incorporation)         (I.R.S. Employer Identification Number)

                           311 Woodworth Avenue
                           Alma, Michigan 48801
                              (517) 463-3131
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
               of Registrant's Principal Executive Offices)

          Mary D. Deci               WITH            Gordon R. Lewis
    Vice President, Secretary        COPY       Warner Norcross & Judd LLP
          and Treasurer              TO:          900 Old Kent Building
      Firstbank Corporation                        111 Lyon Street, N.W.
      311 Woodworth Avenue                  Grand Rapids, Michigan 49503-2489
      Alma, Michigan 48801                             (616) 752-2752
         (517) 463-3131

         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public:
          Upon filing with the Securities and Exchange Commission

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                                       PROPOSED            PROPOSED
                                                       MAXIMUM             MAXIMUM
    TITLE OF SHARES                AMOUNT             AGGREGATE            AGGREGATE          AMOUNT
         TO BE                     TO BE                PRICE              OFFERING          OF REGIS-
      REGISTERED                 REGISTERED          PER UNIT<F3>          PRICE<F3>        TRATION FEE
     Common Stock             100,000 shares<F1>      $33.00<F2>        $3,300,000<F2>       $1,000.00

---------------------------------------------------------------------------
<F1> The shares registered on this Form are in addition to the shares previously registered.

<F2> The shares to be purchased with reinvested dividends will be offered at a price of 95% of the high bid quotation for the shares of Common Stock of Firstbank Corporation (the "Corporation") as reported by the NASDAQ Bulletin Board on the applicable investment date or as otherwise provided in the Dividend Reinvestment Plan. The shares to be purchased with optional cash payments will be offered at a price of 100% of the high bid quotation for the shares of Common Stock of the Corporation as reported by the NASDAQ Bulletin Board on the applicable investment date or as otherwise provided in the Dividend Reinvestment Plan. The registration fee, however, is computed in accordance with Rule 457(c). On October 24, 1996, the average of the high bid and low asked price for the Corporation's Common Stock was $33.00 per share.

<F3> Estimated solely for the purpose of calculating the registration fee.

[FIRSTBANK                                  FIRSTBANK CORPORATION
CORPORATION                                 311 Woodworth Avenue
L0GO]                                          P.O. Box 1029
                                            Alma, Michigan 48801
                                                517 463-3131



                                PROSPECTUS

                           FIRSTBANK CORPORATION
                        DIVIDEND REINVESTMENT PLAN

                     OFFERING UP TO 100,000 SHARES OF
                               COMMON STOCK


     The Dividend Reinvestment Plan (the "Plan") of Firstbank Corporation (the "Corporation") provides holders of the Corporation's Common Stock with a convenient method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares without payment of any brokerage commission or service charge. The Plan also permits shareholders who become participants in the Plan to make optional cash payments of not less than $100 per cash payment (up to a maximum of $2,500 per calendar quarter) for investment in Common Stock.

     The shares purchased under the Plan may be newly issued shares or shares purchased for participants in the open market, at the Corporation's option. The Plan currently provides that shares purchased for participants under the Plan by automatically reinvesting the cash dividends received on their shares will be purchased at 95% of the high bid quotation for the Common Stock as reported by the NASDAQ Bulletin Board. The Plan also currently provides that shares purchased for participants under the Plan with optional cash payments will be purchased at 100% of the high bid quotation for the Common Stock as reported by the NASDAQ Bulletin Board. The Corporation, however, reserves the right to modify the pricing or any other provision of the Plan at any time. The Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend on earnings, financial requirements and other factors. On October 24, 1996, the average of the high bid and low asked price for the Corporation's Common Stock as reported by the NASDAQ Bulletin Board was $33.00 per share.

     Shareholders enrolled in the Plan will continue to be enrolled unless they notify Bank of Alma, Agent for the Plan, that they wish to withdraw from participation (see "Description of the Plan"). Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared, by check or direct deposit in the usual manner.

     This Prospectus relates to shares of Common Stock of the Corporation registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

     The Common Stock of Firstbank Corporation offered hereby is not the obligation of or guaranteed or endorsed by any bank. It does not constitute a bank deposit. It is not federally insured or protected by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. Investment in Common Stock of Firstbank Corporation, as with any investment in Common Stock, involves investment risks, including the possible loss of principal.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
          UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS
       PROSPECTUS IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS
             UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

             THE DATE OF THIS PROSPECTUS IS OCTOBER 30, 1996.

          No person has been authorized to give any information or to make any representation other than as contained or incorporated by reference in this Prospectus. This Prospectus does not constitute an offer of any securities other than those described on the cover page or an offer to sell or a solicitation of an offer to buy within any jurisdiction to any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any sales made under this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date of this Prospectus.


                           AVAILABLE INFORMATION

          The Corporation is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at prescribed rates, at the public reference room of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the public reference facilities in the Commission's Regional Offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Corporation files its reports, proxy statements, and certain other information electronically with the Commission. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is (http://www.sec.gov).

          This Prospectus incorporates documents by reference which are not presented herein or described herewith. The Corporation will furnish without charge to each person to whom this Prospectus is delivered, upon the person's written or oral request, a copy of any or all of the documents described under the caption "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                           FIRSTBANK CORPORATION
                           311 Woodworth Avenue
                           Alma, Michigan 48801
                           Attention: Secretary
                              (517) 463-3131

                           FIRSTBANK CORPORATION

          Firstbank Corporation is a bank holding company, owning all of the outstanding stock of three banks operating in Michigan: Bank of Alma, Firstbank, and 1st Bank. The Corporation's offices are located at 311 Woodworth Avenue, Alma, Michigan 48801, and its telephone number is
(517) 463-3131.

          Aside from the stock of its subsidiary banks, the Corporation has no substantial assets. The Corporation's income depends upon management fees and dividends received from its subsidiary banks, which are limited by applicable state and federal regulations.

          As a bank holding company, the Corporation has broader corporate powers than any of its subsidiary banks. These broader corporate powers principally include the power to engage in certain nonbanking businesses closely related to banking, to own the capital stock of banks, and to own the capital stock of business corporations which are not banks, all subject, however, to the provisions of the Bank Holding Company Act of 1956, as amended, and regulations of the Board of Governors of the Federal Reserve System.


                              USE OF PROCEEDS

          The Corporation has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, the Corporation proposes to use the net proceeds from the sale of authorized but unissued shares of Common Stock pursuant to the Plan, when and as received, to increase the Corporation's capital and for other general corporate purposes. The net proceeds from the sale of shares of Common Stock purchased in the open market pursuant to the Plan will be applied to the purchase price and expenses of acquiring such shares in the market.


                          DESCRIPTION OF THE PLAN

          The following is a question and answer statement of the provisions of the Plan.


PURPOSE

     1.   WHAT IS THE PURPOSE OF THE PLAN?

          The purpose of the Plan is to provide record holders of shares of the Common Stock of the Corporation with a convenient and economical method of purchasing additional shares of Common Stock by automatically reinvesting the cash dividends received on their shares of Common Stock. The plan also permits record holders of shares who become participants in the Plan to make optional cash payments of not less than $100 per cash payment (up to a maximum of $2,500 per calendar quarter) for investments in Common Stock. Shares of Common Stock to be purchased under the Plan may be made available by the Corporation from authorized but unissued shares, or, if additional shares are not being made so available, in shares of Common Stock purchased in the open market. Shares of Common Stock purchased from the Corporation's authorized but unissued shares will provide the Corporation with additional funds for general corporate purposes. The Corporation will receive no proceeds from purchases by the Plan of any shares in the open market. As used in this Prospectus, the term "Additional Shares" includes shares of Common Stock held in the Corporation's authorized but unissued shares.


ADVANTAGES

     2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

          Participants in the Plan may have cash dividends on their shares of Common Stock automatically reinvested in shares of Common Stock at a 5% discount from the high bid quotation for the Common Stock as reported by the NASDAQ Bulletin Board, or as otherwise determined under the Plan (see Question 16). Participants in the Plan are not required to pay any brokerage commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as full shares, are credited to participants' accounts. Participants can avoid the inconvenience and expense of safekeeping certificates for shares credited to their accounts under the Plan (see Question 20). Quarterly statements of account are furnished to participants to provide simplified record keeping.

          Participants in the Plan will also have the opportunity to make optional cash payments to the Plan of not less than $100 per cash payment, up to a maximum of $2,500 per calendar quarter, to be invested in shares of Common Stock. Shares of Common Stock purchased with optional cash payments will be purchased at 100% of the high bid quotation for the Common Stock as reported by the NASDAQ Bulletin Board, or as otherwise determined under the Plan. (see Questions 11 and 16).

ADMINISTRATION

     3.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

          The Bank of Alma (the "Agent"), a wholly owned subsidiary of the Corporation, administers the Plan for participants, keeps records, sends quarterly statements of account to participants and performs other duties relating to the Plan (see Question 32). Shares of Common Stock purchased under the Plan are registered in the name of the Agent (or its nominee), as agent, and credited to the accounts of the respective participants.


PARTICIPATION

     4.   WHO IS ELIGIBLE TO PARTICIPATE?

          All holders of record of shares of Common Stock are eligible to participate in the Plan, except as described below. Although shares purchased with reinvested dividends are registered in the name of the Agent (see Question 3), shareholders will continue to hold those shares currently held by them in their own names and should not transfer such shares to the Agent. The Corporation reserves the right to exclude participation by shareholders who reside in jurisdictions, other than Michigan, having laws or regulations that impose conditions that the Corporation finds unacceptable to its making the Plan available in such jurisdictions or who fail to provide documentation acceptable to the Corporation of their state or country (if other than the United States) of residence. Consequently, the Plan may not be available to shareholders who live in some states other than Michigan or in countries other than the United States. A holder of record who wishes to participate in the Plan must certify the holder's state or country (if other than the United States) of residence in the Authorization Form and undertake to notify the Agent if such state or country of residence changes (see Question 10). Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the holder resides.

     5.   MAY A PARTICIPANT ELECT FULL OR PARTIAL REINVESTMENT OF SHARES?

          Yes. A participant may elect to reinvest cash dividends paid on all or a portion of the shares of Common Stock held of record by the participant in the Plan or credited to the participant's account under the Plan, by designating the participant's election on the Authorization Form (see Question 10). Participants electing partial reinvestment of cash dividends must designate the number of whole shares for which they want to receive cash dividends. Dividends paid on all other shares held of record by the participant and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock.

          Reinvestment levels may be changed from time to time as a participant desires by submitting a new Authorization Form to the Agent.
To be effective with respect to a particular dividend record date, any such change must be received by the Agent before such dividend record date.
(see Question 8).

          If a participant specifies full reinvestment, cash dividends paid on shares of Common Stock held of record by the participant in the Plan and all shares credited to the participant's account under the Plan will be reinvested in additional shares of Common Stock. If a participant specifies partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

     6. CAN A BENEFICIAL OWNER WHO IS NOT A HOLDER OF RECORD PARTICIPATE IN THE PLAN?

          In order to be eligible to participate fully in the Plan, beneficial owners of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or nominee) must become shareholders of record by having shares transferred into their own names. Beneficial owners interested in participating in the Plan indirectly through brokers or nominee shareholders should contact their brokers or nominee shareholders to determine whether such indirect participation is available to them. The broker or nominee must certify the beneficial owner's state or country (if other than the United States) of residence in the Authorization Form and undertake to promptly notify the Agent of any changes in such state or country of residence (see
Question 10). Upon receipt of the Authorization Form, the Agent will notify the holder of record within a reasonable time if the Plan is not available in the state or country where the beneficial owner resides.


     7.   HOW DOES A SHAREHOLDER PARTICIPATE?

          A holder of record of shares of Common Stock may join the Plan at any time by completing and signing an Authorization Form and returning it to the Agent. An Authorization Form may be obtained by written request to the Agent (see Question 32).


     8.   WHEN WILL INVESTMENT OF DIVIDENDS START?

          The record dates for determining the record holders of Common Stock entitled to receive cash dividends with respect to the Corporation's Common Stock are chosen from time to time by the Board of Directors of the Corporation and are customarily in the months of March, June, September and December of each year. If the Authorization Form is received by the Agent before the record date for determining the holders of shares entitled to the next dividend, the reinvestment of dividends will commence with the next dividend. If the Authorization Form is received on or after such record date, the reinvestment of dividends will not start until payment of the next ensuing dividend. Dividend record dates will vary from time to time, and may be chosen in months other than March, June, September, and December of each year. A shareholder can minimize the possibility of missing a desired entry date by delivering an Authorization Form to the Agent before the first day of the record date month in which the shareholder desires to commence participation in the Plan.

          Shareholders are cautioned that the Plan does not represent a change in the Corporation's dividend policy or a guarantee of future dividends, which will continue to depend upon the Corporation's earnings, financial requirements and other factors.


     9. ARE SHAREHOLDERS ENROLLED IN THE PLAN REQUIRED TO SEND IN A NEW AUTHORIZATION FORM ANNUALLY?

          No. Shareholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the participant moves to a state or country where the Plan is not available or gives notice to the Agent in writing that the participant wishes to withdraw from participation. (See Questions 24 and 25 for information concerning withdrawal from the Plan.)


     10.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?

          The Authorization Form directs the Agent to apply the participating shareholder's cash dividends on all or a portion of the shares of Common Stock of the Corporation registered in the participant's own name and the shares credited to the participant's account under the Plan, to the purchase of shares of Common Stock under the Plan. Participants electing partial reinvestment of cash dividends must designate in the Authorization Form the number of whole shares for which they want to receive cash dividends. (see Question 5).

          The Authorization Form also requires the holder of record, broker or nominee to indicate the state or country (if other than the United States) of residence of the beneficial owner and to promptly notify the Agent if such state or country of residence changes.

     11.  MAY A PARTICIPANT ELECT TO MAKE OPTIONAL CASH PAYMENTS UNDER THE
          PLAN?

          Yes. Participants in the Plan may invest in shares of Common Stock under the Plan by making optional cash payments ("Supplemental Investments"). The minimum Supplemental Investment is $100 per cash payment, and a participant's total Supplemental Investments may not exceed $2,500 per calendar quarter (any three-month period ending March 31, June 30, September 30 or December 31).

          Shares of Common Stock purchased with Supplemental Investments will be purchased at 100% of the high bid quotation for the shares of Common Stock of the Corporation as reported by the NASDAQ Bulletin Board on the applicable Investment Date (see Question 12), or as otherwise provided in the Plan.

          Supplemental Investments must be received by the Agent no later than three business days prior to an Investment Date to be invested on the Investment Date (see Question 12). Otherwise, the Supplemental Investment will be held by the Agent and invested on the next Investment Date (see Question 15). As in the case of purchases of Common Stock made through the reinvestment of cash dividends, participants will not incur any brokerage commissions or service charges in connection with shares purchased with Supplemental Investments. Shares of Common Stock purchased with Supplemental Investments will be held, and the dividends from such shares will be reinvested, in the same manner as all other shares purchased through the Plan.

          A shareholder may make an initial Supplemental Investment by enclosing a check or money order (in a minimum amount of $100) with the Authorization Form when enrolling. Thereafter, Supplemental Investments may be made by forwarding a check or money order (in a minimum amount of $100) to the Agent together with a payment form which will accompany each statement of account. All checks and money orders for Supplemental Investments should be made payable to "Bank of Alma, Agent for the Firstbank Corporation Dividend Reinvestment Plan." Participants in the Plan have no obligation to make Supplemental Investments, and may cease or resume making Supplemental Investments at any time.

          NO INTEREST WILL BE PAID ON AMOUNTS HELD PENDING SUPPLEMENTAL INVESTMENTS. Investors should transmit Supplemental Investments so as to reach the Agent shortly (but not less than three business days) before an Investment Date.

          Supplemental Investments received by the Agent will be transmitted to a segregated escrow account for the benefit of the participants. The escrow account will not be subject to any liens, or creditor claims, any bankruptcy proceedings if the Corporation files for bankruptcy, or any other claims against the Corporation. Such Supplemental Investments will be transmitted to the escrow account by the opening of business on the next business day if the funds are received before noon, and by noon of the next business day if the funds are received after noon.

          If shares of Common Stock are not purchased within 35 days of the receipt of a Supplemental Investment, the Bank will mail to each participant a check in the amount of any such unapplied Supplemental Investments, without interest (see Question 15).

          Any Supplemental Investment will be refunded if a written request for a refund is received by the Agent no later than 48 hours prior to the Investment Date on which the Supplemental Investment would otherwise be invested. However, no refund of a check or money order will be made until the funds have been actually received by the Agent. Accordingly, such refunds may be delayed several weeks from the original date of the request.


     12.  WHEN IS THE INVESTMENT DATE?

          The Plan's Investment Date is the 22nd of each calendar month or, if the 22nd is not a day on which quotations are reported on the NASDAQ Bulletin Board, the next day on which quotations are so reported.


COSTS

     13. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

          There are no brokerage fees or service charges to participants in connection with purchases of shares of Common Stock under the Plan. All costs of administration of the Plan are paid by the Corporation. However, if a participant requests the Agent to sell the participant's shares in the event of the participant's withdrawal from the Plan, the participant may be required to pay a service charge and any transfer tax (see Question 24).


PURCHASES

     14.  WHEN ARE PAYMENTS FOR DIVIDENDS MADE BY THE CORPORATION TO THE
          AGENT?

          As and when dividends are paid on the Common Stock, the Corporation will promptly pay to the Agent all dividends payable in respect of the shares of Common Stock held of record by participants in the Plan and the shares credited to participants' accounts under the Plan for which the participants have elected to reinvest cash dividends, subject to any applicable tax withholding requirements (see Question 28). If a participant has specified partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.

     15.  HOW WILL SHARES BE PURCHASED UNDER THE PLAN?

          On each Investment Date, the Corporation will make shares of Common Stock available for purchase under the Plan from its authorized but unissued shares ("Additional Shares"). Alternatively, the Corporation may choose, in its sole discretion, that shares of Common Stock to be purchased under the Plan will be purchased in the open market. To the extent the Corporation is making Additional Shares available for purchase under the Plan, the Agent will purchase such Additional Shares from the Corporation. To the extent the Corporation is not then making Additional Shares available for purchase under the Plan, the Agent will purchase shares of Common Stock in the open market. The Corporation reserves the right, in its sole discretion, to cease or resume making Additional Shares available for such purposes at any time and from time to time.

          If at any time the Corporation determines not to make Additional Shares available for purchase under the Plan and the Agent is unable to purchase shares of Common Stock in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither the Corporation nor the Agent shall have any liability to any participant arising out of the inability to make purchases at such time. Notwithstanding the foregoing, if shares of Common Stock are not purchased:
(i) within 30 days after a dividend payment date; or (ii) within 35 days of the receipt of a Supplemental Investment, the Agent will mail to each participant a check in the amount of any such unapplied cash dividends and Supplemental Investments, without interest.


     16.  WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

          The price of shares of Common Stock purchased from the Corporation for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Supplemental Investments) of the high bid quotation for the Common Stock as reported by the NASDAQ Bulletin Board on the Investment Date. If the NASDAQ Bulletin Board does not report the high bid quotation for the Common Stock on the Investment Date, and another publicly available system reports the high bid quotation for the Common Stock on the Investment Date, the price of shares of Common Stock purchased from the Corporation for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Supplemental Investments) of the high bid quotation for the Common Stock as reported by such other publicly available reporting system on the Investment Date.

          If in the future transactions of the Corporation's Common Stock become reported on The NASDAQ Stock Market, the price of shares of Common Stock purchased from the Corporation for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to Shares of Common Stock purchased with Supplemental Investments) of the last reported sale price for the Corporation's Common Stock at the close of trading on the over-the-counter market as quoted by The NASDAQ Stock Market for the Investment Date.

          If none of the pricing methods described above provide a price or if the Corporation's Board of Directors in its sole and absolute discretion determines that the formula price is not an accurate reflection of 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Supplemental Investments) of the fair market value of the Common Stock, the Plan provides that the Corporation's Board of Directors in its sole and absolute discretion shall determine the fair market value by any means it deems appropriate. The price of shares purchased from the Corporation under the Plan will then be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Supplemental Investments) of the fair market value determined by the Board of Directors. In making the determination, the Board of Directors will consider the financial condition of the Corporation and its recent operating results, values of publicly traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board in its sole and absolute discretion deems relevant.

          To the extent the Corporation is not then making Additional Shares available for purchase under the Plan (see Question 15), the Agent will purchase shares of Common Stock in the open market. The price of shares of Common Stock purchased by the Agent in the open market for participants in the Plan will be 95% (with respect to shares of Common Stock purchased with reinvested cash dividends) or 100% (with respect to shares of Common Stock purchased with Supplemental Investments) of the open market purchase price for such shares.


     17.  HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

          Shares of Common Stock purchased by the Agent on behalf of each participant in the Plan with reinvested dividends and Supplemental Investments will be allocated by the Agent to the accounts of each participant in the Plan. The number of shares that will be purchased for each participant on any Investment Date will depend on the amount of the participant's dividends and Supplemental Investments (if any) and the purchase price of the shares of Common Stock. Each participant's account will be credited with that number of shares (including fractions computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four decimal places).


REPORTS TO PARTICIPANTS

     18.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

          Each participant in the Plan will receive quarterly statements of account. These statements are a participant's record of the costs of the participant's purchases and should be retained for income tax purposes. In addition, each participant will receive the most current Prospectus for the Plan and copies of the same communications sent to all other holders of shares of Common Stock, including the Corporation's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.


DIVIDENDS

     19. WILL PARTICIPANTS RECEIVE DIVIDENDS ON SHARES HELD IN THEIR PLAN ACCOUNTS?

          Yes. Dividends on full shares, and any fraction of a share, credited to a participant's account will be reinvested in shares of Common Stock and credited to a participant's account. If a participant has requested partial reinvestment, that portion of such dividend payment not being reinvested will be sent to the participant by check or direct deposit in the usual manner.


CERTIFICATES FOR SHARES

     20. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

          Shares of Common Stock purchased under the Plan for the accounts of participants will be registered in the name of the Agent (or its nominee), and certificates for such shares will not be issued to participants until requested. The total number of shares credited to an account under the Plan will be shown on each statement of account. This custodial service protects participants against the risk of loss, theft or destruction of stock certificates.

          Certificates for any number of whole shares credited to an account under the Plan will be issued at any time upon the written request of a participant to the Agent. Any remaining full shares and fraction of a share will continue to be credited to the participant's account.
Certificates for fractions of shares will not be issued under any circumstances.

     21.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?

          Accounts under the Plan will be maintained in the names in which certificates of the participants were registered at the time the participants entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued at the request of a participant (see Question 20).


     22. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

          If a participant disposes of all shares of Common Stock registered in the participant's name (those for which the participant holds certificates), the dividends on the shares credited to the participant's account under the Plan will continue to be reinvested until the participant notifies the Agent that the participant wishes to withdraw from the Plan.


     23.  MAY SHARES IN A PLAN ACCOUNT BE PLEDGED?

          No. A participant who wishes to pledge shares credited to the participant's Plan account must request that certificates for such shares be issued to the participant.


WITHDRAWAL FROM THE PLAN

     24.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

          A participant may withdraw from the Plan at any time by sending a written notice to the Agent that the participant wishes to withdraw. All certificates or cash payments described below will be sent to the withdrawing participant within 30 days from the Bank's receipt of such notice of withdrawal.

          When a participant withdraws from the Plan, or upon termination of the Plan by the Corporation, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 25).

          Upon withdrawal from the Plan, the participant may, if the participant desires, also request that all of the shares credited to the participant's account be sold by the Agent. If such sale is requested, the Agent will place a sale order for all whole shares, as promptly as possible after the processing of the request for withdrawal, for the account of the participant through an independent broker designated by the Agent. On the first Investment Date following the Agent's receipt of the participant's notice of withdrawal and request for sale, the participant will receive from the Agent a check for the proceeds of the sale less a $50 fee to cover administrative costs and any transfer tax.


     25. WHAT HAPPENS TO A FRACTION OF A SHARE WHEN A PARTICIPANT WITHDRAWS FROM THE PLAN?

          When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the high bid quotation for the shares of Common Stock of the Corporation as reported on the NASDAQ Bulletin Board on the next business day that the Corporation's Common Stock is so reported following the day the notice of withdrawal is received by the Agent.


OTHER INFORMATION

     26. WHAT HAPPENS IF THE CORPORATION ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

          Any stock dividends or split shares distributed by the Corporation on shares registered in the name of or credited to the account of a participant under the Plan will be added to the participant's account and not mailed or delivered directly to the participant. The participant, however, may request the Corporation to issue certificates for such stock dividends or split shares once they are added to the participant's account (see Question 20).


     27.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
          SHAREHOLDERS?

          For each meeting of shareholders, the participant will receive a proxy which will enable the participant to vote shares registered in the participant's name as well as shares credited to the participant's Plan account. If the proxy card is returned properly signed and marked for voting, all of such whole shares will be voted as marked. The total number of whole shares held may also be voted in person at a meeting.

          If no instructions are received on a properly signed returned proxy card with respect to any item thereon, all of a participant's shares- -those registered in the participant's name and those credited to the participant's account under the Plan--will be voted in accordance with the recommendations of the Corporation's management, just as for non-participating shareholders who return proxies and do not provide instructions. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.

     28. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

          In general, a participant will have the same Federal income tax consequences with respect to dividends payable to the participant on shares credited to the participant's Plan account and on shares held by the participant directly as other holders of the Corporation's shares of Common Stock. In accordance with Internal Revenue Service rulings applicable to dividend reinvestment plans similar to the Plan, a participant will be treated for Federal income tax purposes as having received, on each Investment Date which includes the payment of dividends, a dividend equal to the full amount of the cash dividend payable on such date with respect to the participant's shares even though that amount is not actually received by the participant in cash but, instead, is applied to the purchase of shares for the participant's account. In addition to the reinvested dividends being taxable, the discount allowed on the purchase of shares with reinvested dividends under the Plan is also taxable as dividend income to the participant in the year the shares are purchased.

          If the shares of Common Stock are purchased by the Agent in the open market, the payment of brokerage commissions and service charges by the Corporation in connection with the purchase of shares in the open market will be treated as additional income to the participants.

          The tax basis of shares acquired under the Plan will be the undiscounted purchase price for the stock, plus, as to the shares acquired in the open market, any commissions, charges or mark-ups paid by the Corporation. For shares acquired by the Agent directly from the Corporation under the Plan, the holding period begins the day after the applicable dividend payment date. For shares acquired by the Agent in the open market under the Plan, the holding period begins on the purchase date.

          A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account under the Plan, either upon the participant's request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives, upon withdrawal from or termination of the Plan, a cash payment for any full share then sold for the participant, or for a fractional share then held in the participant's account, will realize gain or loss measured by the difference between the amount of the cash which the participant receives and the price at which such full share or fractional share was credited to the participant's account. Such gain or loss will be capital in character if such full share or fractional share is a capital asset in the hands of the participant. For further information as to tax consequences of participation in the Plan, participants should consult with their own tax advisers.

          Information for income tax purposes for participants in the Plan will be printed on the participant's statement of account.


     29. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS SUBJECT TO INCOME TAX WITHHOLDING?

          In the case of foreign shareholders who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such shareholders, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.


     30. WHAT IS THE RESPONSIBILITY OF THE CORPORATION AND THE AGENT UNDER THE PLAN?

          The Corporation and the Agent, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including without limitation any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

          PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR THE AGENT CAN ASSURE THEM OF A PROFIT OR PROTECT THEM AGAINST A LOSS ON THE SHARES PURCHASED BY THEM UNDER THE PLAN.


     31.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

          The Corporation reserves the right to suspend, amend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, amendment, modification or termination. Any such modification or termination will not, of course, affect previously executed transactions.


     32.  WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

          All correspondence regarding the Plan should be addressed to:

                    Bank of Alma, Agent
                    Firstbank Corporation Dividend
                       Reinvestment Plan
                    311 Woodworth Avenue
                    Alma, Michigan 48801
                    Attention:  Secretary
                    (517) 463-3131

          Please mention the Firstbank Corporation Dividend Reinvestment Plan on all correspondence.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The documents listed in (a) through (e) below and all documents subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference in this Prospectus.

          (a) The Corporation's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 which contains financial statements for the Corporation's latest fiscal year for which a Form 10-K was required to have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Corporation's Common Stock, registered under Section 12 of the Securities Exchange Act of 1934, contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

          (d) All information included in the future in appendixes to the Firstbank Corporation Dividend Reinvestment Plan Prospectus.


                              INDEMNIFICATION

          The Corporation's Articles of Incorporation and Bylaws contain provisions regarding the indemnification by the Corporation of directors, officers and other persons under specified conditions.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated to be:

     Registration Fee . . . . . . . . . . . . .    $1,000.00
     Legal Fees and Expenses. . . . . . . . . .     3,000.00
     Printing Fees and Expenses . . . . . . . .       600.00
     Miscellaneous Expenses . . . . . . . . . .       500.00

                                          TOTAL    $5,100.00

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Sections 561-567 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

          The Registrant is obligated under its Articles of Incorporation and Bylaws to indemnify a present or former director or executive officer of the Registrant, and may indemnify any other person, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding arising out of their past or future service to the Registrant or a subsidiary, or to another organization at the request of the Registrant or a subsidiary. The Registrant and its directors and officers in their capacities as such are insured against liability for wrongful acts.

          The Registrant has entered into indemnity agreements with directors. The agreements provide that the Corporation will indemnify the director or executive officer, subject to certain limitations, for costs, including the satisfaction of a judgment, fine or penalty incurred in, or any amount paid in settlement of, any proceeding, including a proceeding brought by or in the name of the Corporation (such as a shareholder derivative suit), if such expenses and costs are indemnifiable under the Michigan Business Corporation Act. In accordance with the Corporation's Articles of Incorporation, the agreements are designed to provide the maximum protection allowed under Michigan law.

ITEM 16.  EXHIBITS

EXHIBIT NUMBER                          DESCRIPTION

     4(a) ARTICLES OF INCORPORATION. Previously filed as an exhibit to the Registration Statement on Form S-2 (Registration No. 33-68432) filed on September 3, 1993. Here incorporated by reference.

     4(b) BYLAWS. Previously filed as an exhibit to the Registration Statement on Form S-2 (Registration No. 33-68432) filed on September 3, 1993. Here incorporated by reference.

     5                        OPINION OF COUNSEL.

    23(a)                     CONSENT OF CROWE, CHIZEK AND COMPANY LLP.

      (b)                     CONSENT OF COUNSEL (contained in Exhibit 5).

    99(a)                     AUTHORIZATION CARD.

      (b)                     LETTER TO SHAREHOLDERS CONCERNING PLAN.

      (c)                     LETTER TO EXISTING PLAN PARTICIPANTS.

      (d)                     SUMMARY BROCHURE DESCRIBING PLAN.

      (e)                     The Firstbank Corporation Dividend
                              Reinvestment Plan is set forth in full in the Prospectus.


ITEM 17.  UNDERTAKINGS

     (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registrant
     Statement:

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration

          Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the Registrant Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alma and the State of Michigan, on October 28, 1996.

                                   FIRSTBANK CORPORATION


                                   By /S/ MARY D. DECI
                                      Mary D. Deci
                                      Vice President, Secretary and
                                        Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       DATE                             NAME AND TITLE



October 28, 1996                   /S/ MARY D. DECI
                                   Mary D. Deci
                                   Vice President, Secretary and Treasurer
                                     (Principal financial and accounting
                                     officer)


October 28, 1996                   /S/ WILLIAM E. GOGGIN
                                   William E. Goggin
                                   Director


October 28, 1996                   /S/ EDWARD B. GRANT
                                   Edward B. Grant
                                   Director


October 28, 1996                   /S/ CHARLES W. JENNINGS
                                   Charles W. Jennings
                                   Director


October 28, 1996                   /S/ JOHN A. MCCORMACK
                                   John A. McCormack
                                   President, Chief Executive Officer and
                                     Director
                                     (Principal executive officer)

October 28, 1996                   /S/ PHILLIP G. PEASLEY
                                   Phillip G. Peasley
                                   Director


October 28, 1996                   /S/ DAVID D. ROSLUND
                                   David D. Roslund
                                   Director

                             INDEX TO EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION

     4(a) ARTICLES OF INCORPORATION. Previously filed as an exhibit to the Registration Statement on Form S-2 (Registration No. 33-68432) filed on September 3, 1993. Here incorporated by reference.

     4(b) BYLAWS. Previously filed as an exhibit to the Registration Statement on Form S-2 (Registration No. 33-68432) filed on September 3, 1993. Here incorporated by reference.

     5                             OPINION OF COUNSEL.

    23(a)                          CONSENT OF CROWE, CHIZEK AND COMPANY LLP.

      (b)                          CONSENT OF COUNSEL (see Exhibit 5).

    99(a)                          AUTHORIZATION CARD.

      (b)                          LETTER TO SHAREHOLDERS CONCERNING PLAN.

      (c)                          LETTER TO EXISTING PLAN PARTICIPANTS.

      (d)                          SUMMARY BROCHURE DESCRIBING PLAN.

      (e) The Firstbank Corporation Dividend Reinvestment Plan is set forth in full in the Prospectus.